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                                                                   Exhibit 10.12

                  RESALE SOLUTIONS SWITCHED SERVICES AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into by and between SPRINT COMMUNICATIONS COMPANY L.P. ("Sprint"), and Logix Communications Corporation ("Customer"). Sprint and Customer are "Parties" hereto.

In consideration of the mutual promises contained herein, the Parties agree as follows:

1. DEFINITIONS. Capitalized terms appearing in bold print are defined in Exhibit 1.

2. CONFIDENTIALITY. During the Term and thereafter, neither Party shall disclose any terms of this Agreement, including pricing, or Proprietary Information of the other Party. Proprietary Information shall remain the property of the disclosing Party. A Party receiving Proprietary Information shall: (i) use or reproduce such information only when necessary to perform this Agreement; (ii) provide at least the same care to avoid disclosure or unauthorized use of such information as it provides to protect its own Proprietary Information; (iii) limit access to such information to its employees or agents who need such information to perform this Agreement; and (iv) return or destroy all such information, including copies, after the need for it has expired, upon request of the disclosing Party, or upon termination of this Agreement.

Because of the unique nature of Proprietary Information, a breach of this paragraph may cause irreparable harm for which monetary damages may be inadequate compensation. Accordingly, in addition to other available remedies, a Party may seek injunctive relief to enforce this paragraph.

3. TERM. This Agreement will commence on the first day of the second month following the month in which Sprint executes the Agreement. The Term will continue after commencement for the period specified in Attachment A.

4. TERMINATION FOR CAUSE.

4.1. A Party may terminate this Agreement upon the other Party's failure to cure any of the following within 30 days following written notice thereof: (a) the
(i) insolvency, corporate reorganization, arrangement with creditors, receivership or dissolution of the other Party; or (ii) institution of bankruptcy proceedings by or against the other Party; (b) assignment or attempted assignment of the Agreement or any interest therein, except as permitted by Paragraph 24 hereof; (c) change in majority ownership of a Party without the other Party's prior written consent, which consent shall not be unreasonably withheld; (d) a final order by a government entity with appropriate jurisdiction that a Service or the relationship hereunder is contrary to law or regulation; or (e) material breach of any other provision of this Agreement not otherwise referred to in Paragraph 4.

4.2. If Customer fails to cure a breach as provided in Paragraph 8 or if Customer breaches a provision of Paragraph 17 or I 8, Sprint may, at its option and in addition to other remedies available in law or equity, take one or more of the following steps: (i) refuse to accept additional orders for Service; (ii) refuse to install new Service types or Service locations; (iii) disconnect or block ANIs, circuits, or other Service Elements; (iv) discontinue Promotional Discounts and or international discount rates for Services provided until such time as Customer is in full compliance with Paragraphs 8, l7 and 18 of this Agreement; and/or (v) terminate this Agreement.

4.3. Customer may terminate the Agreement upon 30 days written notice if Sprint fails to cure any non-compliance with subparagraph 16.2 of this Agreement.

4.4. Upon termination of this Agreement a Party may recover from the other all sums it is owed at the time of termination.

5. TERMINATION WITHOUT CAUSE; EARLY TERMINATION CHARGE.

5.1. Customer may terminate this Agreement at any time without cause upon 90 days prior written notice to Sprint and payment to Sprint of the Early Termination Charge described in Subparagraph 5.2. Service will be discontinued the first business day of the fourth month after such notice of termination.

5.2. Resale Solution Base Rates and Promotional Discounts are based on Customer's agreement to purchase Service for the entire Term. It is difficult if not impossible to calculate Sprint's loss if Customer terminates the Agreement pursuant to Subparagraph 5.1 or breaches the Agreement prior to the end of the Term. Therefore, to compensate Sprint for such loss, and not as a penalty, Customer shall pay Sprint an Early Termination Charge in the event of such termination or breach. The Early Termination Charge shall equal 50% of $250,000 for each month remaining in the first twenty-four months (24) in the Term when Service is discontinued pursuant to Subparagraph 5.1 or terminated due to Customer's breach. The Early Termination Charge shall be paid within 30 days after the notice provided pursuant to Subparagraph 5.1.

5.3. Acquisition of Another Entity. Customer represents and warrants that it is in the process of completing an acquisition of American Telco, Inc. which, if not completed, would not allow Customer to filfill its obligations under this Agreement. Therefore, in the event Customer fails to complete the acquisition of American Telco, Inc. within the next 60 days, then Customer may terminate this Agreement, without any Early Termination Charge, so long as such termination notice is received by Sprint within 90 days of the Effective Date of this Agreement, subject to the payment of any and all services provided up to and including the date of termination. If (i) Customer does acquire the 'new entity within 60 days of the Effective Date or (ii) does not acquire the new entity but does not provide Sprint notice of termination within 90 days of the Effective Date; then this Agreement shall continue in accordance with its terms until otherwise terminated or expires.

6. APPLICATION OF TARIFFS; INTERSTATE ADJUSTMENT.

6.1. Interstate and international Service shall be provided pursuant to Tariff as supplemented by this Agreement. In the event of a conflict between this Agreement and any Tariff, the Tariff shall control.

6.2. Intrastate Service is provided pursuant to Tariff in every respect. Promotional Discounts will not apply to intrastate Service. An Interstate Adjustment may be applied based on intrastate usage as provided in Attachment D. The Interstate Adjustment shall be based on intrastate usage at the Product Hierarchy Level and will equal the difference between (a) such usage priced at Tariff less Tariff discounts and (b) such usage priced at the Interstate Adjustment Rate in Attachment D less Discount One discounts. The Interstate dif-


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ference between (a) such usage priced at Tariff less Tariff discounts and (b)
such usage priced at the Interstate Adjustment Rate in Attachment D less Discount One discounts. The Interstate Adjustment for a given month shall not exceed interstate billing for such month.

6.3. Customer shall pay all applicable Tariff charges including, but not limited to, fixed charges, feature charges, enhanced Toll Free charges, access facility charges, and installation and other non-recurring charges. Additionally, Customer will pay, in accordance with applicable Tariffs, any taxes, levies, surcharges, or other costs that Sprint is obligated to pay to any governmental entity or other third party, provided that (i) such obligation is imposed by valid and lawful legislation or regulation, and (ii) such obligation arises out of the use of Sprint's services.

6.4. Sprint may modiiy or withdraw Tariffs from time to time, which may include discontinuation of any Service without Sprint's liability. In the event that a Service is discontinued and such discontinuation materially and adversely affects Customer's ability to do business as anticipated in this Agreement, then Customer may terminate this Agreement upon thirty (30) days written notice to Sprint without liability for the Early Termination Charge, but must repay to Sprint a prorata portion of any credits issued under this Agreement, based on the number of months remaining in the Term.

6.5 In the event Sprint withdraws its filed Tariffs the Tariff terms and conditions in effect on the date of such withdrawal will continue to apply to this Agreement. After withdrawal of the applicable Tariffs, the terms of this Agreement will control over any inconsistent provision in the former Tariffs, subject to standard contract interpretation rules. Tariffs not withdrawn shall continue to have the same force and effect.

7. RELATIONSHIP OF PARTIES. Neither this Agreement nor the provision of Service may be construed to constitute or create an association, joint venture, partnership or other form of legal entity or business enterprise between Customer and Sprint, its agents, employees and/or affiliates. Customer is the service provider with respect to End Users. Sprint is merely a supplier to Customer with no relationship to End Users.

8. USE OF NAME AND MARKS.

8.1 This Agreement confers no right to use the name, service marks, trademarks, copyrights, patents or CIC of either Party except as expressly provided herein. Neither Party shall take any action which would compromise the registered copyrights or service marks of the other. Sprint's name is proprietary and nothing herein constitutes a general license authorizing its use. Customer may not: (a) promote or advertise Sprint's name or capabilities to End Users or prospective End Users; (b) attempt to sell its service using Sprint's name; or
(c) represent to End Users or prospective End Users that they would be Sprint customers or that they may obtain Sprint service from Customer.

8.2 Sprint shall provide Customer written notice of a breach of this paragraph. Customer shall use its best efforts to immediately cure such breach, advising Sprint of such corrective action. If ,in Sprint's opinion, Customer fails to effect a cure within 15 days of Sprint's notice, then Sprint may, at its option, terminate the Agreement pursuant to Subparagraph 4.2.

8.3 Sprint's provision of Resale Connect One Plus Service may result in End Users being notified by their LEC that Sprint is their designated PIC. Therefore, to avoid confusion and potential "slamming" complaints, Sprint hereby authorizes Customer to use Sprint's name under the following conditions to provide End Users from whom Customer has obtained a PIC Authorization with a fulfillment piece containing the following Notice (the "Notice"):

      We want to affirm how ___ will provide your long distance service. Although _____ will provide your invoice and customer service, we use major national carriers to actually carry your long distance calls.

      After subscribing to our service, you may receive a notice from your local phone company which says that your long distance "Carrier of Choice" is Sprint. ____ has selected Sprint as the long distance network provider it will use to handle your calls. That selection was based on your quality and price requirements. If you have any questions about your order, please call our toll free customer service number, 1-___-____.

8.4 If Customer subscribes to Resale Connect One Plus, calls placed by End Users to the Sprint access number will be answered "Sprint operator." This may cause confusion if the End User does not know its calls are being carried on the Sprint network. Therefore, to avoid such confusion, Sprint hereby authorizes Customer to provide End Users who use Sprint Express with a fulfillment piece containing the following notice (the "Sprint Express Notice"): "International call origination may be provided by a Sprint operator." Sprint may withdraw consent to use the Sprint Express Notice upon 10 days written notice.

9. SERVICE. Services provided hereunder are described in Exhibit 2.

10. LEGAL COMPLIANCE; REMEDIES FOR NON-COMPLIANCE.

10.1. Customer represents and warrants that (a) it has obtained all licenses and regulatory approvals and that it has the legal authority necessary to operate as contemplated herein and (b) it will not submit an End User ANI for activation without obtaining and maintaining a proper PIC Authorization.

10.2. If, in Sprint's opinion, Customer breaches this paragraph, Sprint may (a) terminate this Agreement pursuant to Subparagraph 4.1(e), (b) reject End User ANIs submitted by Customer for placement under its account, and/or (c) discontinue Promotional Discounts. If Sprint elects option (b) or (c), it will resume accepting ANIs and/or reinstate Promotional Discounts only after Customer produces evidence satisfactory to Sprint that it has cured its breach.

11. CUSTOMER RESPONSIBILITIES.

11.1. Customer shall not be relieved of any obligation hereunder by virtue of the fact that Service is ultimately used by End Users.

11.2. Customer shall produce for Sprint's inspection, at Customer's expense, any PIC Authorization within 48 hours after Sprint's oral or written request or within any shorter period required by a LEC or regulatory agency. If Customer fails to comply with this subparagraph then Sprint may (a) discontinue Promotional Discounts and/or (b) refuse to activate additional ANIs under Customer's account.

11.3. Customer shall reimburse Sprint for any charge assessed by a LEC for processing a PIC changes due to a Customer initiated dispute.

11.4. Customer shall be solely responsible for End User solicitation, service requests, creditworthiness, customer service, billing and collection. Customer remains responsible for compliance with this Agreement, including, but not limited to, payment responsibilities, without regard to Customer's ability to charge for Services used by End Users or to collect payment from End Users.


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11.5. Customer shall be financially liable for usage generated by each End User
ANI activated by Sprint until such ANI is presubscribed to another IXC. Customer may request Sprint to block Network Extension Service to an ANI upon the End User's failure to pay Customer, subject to Customer's prior certification to Sprint that it has given the End User any notice required by law. Customer shall reimburse Sprint for expenses incurred to block an ANI.

11.6. Customer shall be solely liable for amounts it cannot collect from End Users, including all fraudulent charges, and for billing adjustments it grants End Users, including adjustments for fraudulent charges, directory assistance or any other form of credit.

11.7 Customer shall comply with Sprint's network interface procedures when it orders its own access facilities.

11.8 The ;minimum installation and disconnect intervals for switched Service Elements is 15 calendar days and for dedicated Service Elements is 35 calendar days.

12. SERVICE ACTIVATION. Sprint will use reasonable efforts to provide switched Service within 15 days, and dedicated Service within 30 days, following Customer's order, or the requested delivery date, whichever is later. These installation objectives will be extended by the time it takes to address activation errors or obtain from Customer a complete and accurate order or PIC Authorization. Customer shall reimburse Sprint for LEC imposed fees resulting from a request to expedite Service.

13. PRICING; FORWARD PRICING; GENERAL CONDITIONS.

13.1. Pricing. Resale Solution Base Rates and Promotional Discounts are contained in the Attachments hereto.

13.2. Prices in Lieu of Other Discounts. Resale Solution Base Rates and Promotional Discounts are extended in lieu of any other Tariff or contractual discount, special pricing, or discount term plan. Discounts upon discounts are only permitted if expressly provided for herein.

13.3. Prices Contingent on Performance. Resale Solution Base Rates and Promotional Discounts are contingent on Customer's full performance of all terms of the Agreement. If Customer fails to pay the undisputed portion of an invoice pursuant to Paragraph 17, Sprint may, at its option and in addition to other remedies available in law or equity, take one or more of the following steps:
(i) refuse to accept additional orders for Service; (ii) refuse to install new Service types or Service locations; (iii) disconnect or block ANIs, circuits, or other Service Elements for which full payment has not been made; and/or (iv) discontinue Promotional Discounts for Services provided until such time as Customer is in full compliance with Paragraph 17 of this Agreement.

13.4. Per Minute Charges. Resale Solution Base Rates are invoiced based on Per Minute Charges utilizing the Rate Periods and Billing Increments in Attachment B.

13.5. Non-Bell Switched Origination, Termination and Toll Free Origination Charges. Customer shall pay the charges specified in Attachment B for each originating minute and each terminating minute of an interstate call that originates and/or terminates in a Non-Bell Service Area.

13.6. Switched Origination, and Termination Charges. Customer shall pay the charges specified in Attachment B for each originating minute and each terminating minute of an interstate call.

13.7. Promotional Pricing Levels. Customer will receive Discount One and Discount Two discounts applied only to Rate Elements as provided in Attachments C and D.

13.8. Forward Pricing. As a transition to the pricing hereunder, Discount Two discounts may be based for a period of time on the greater of Customer's actual Discount Two Monthly Volume of Service or a specified Forward Pricing Volume of Service. The Forward Pricing Volume of Service and the period during which it may be applied are specified in Attachment A.

14. SURCHARGES.

14.1. Minimum Commitment Surcharge. For any period during the first twenty-four
(24) months in the Term which Customer fails to meet the Minimum Commitment stated on Attachment A, Customer shall pay a surcharge for Service provided during such period equal to 25% of the difference between $250,000 and Customer's actual Net Usage during such period. Customer's satisfaction of the Minimum Commitment shall not relieve Customer of any credit or security obligations set forth in this Agreement.

      14.2. LEC Cap Surcharge. Any month Customer exceeds the Maximum Non-Bell Traffic Percentage specified in Attachment B for any Service type, Customer shall pay Sprint the per minute surcharge for such Service specified in Attachment B for each minute above the Maximum Non-Bell Traffic Percentage that originates from or terminates to a Non-Bell Service Area. Maximum Non-Bell Traffic Percentages will be calculated independently for originating and terminating minutes at each Product Hierarchy Level.

14.3. Minimum Average Time Requirement Surcharge. Any month Customer fails to equal or exceed the Minimum Average Time Requirement specified in Attachment B for Services specified in Attachment B, then Customer shall pay Sprint a per minute surcharge on such usage equal to (a) the per minute surcharge specified in Attachment B multiplied by (b) the difference between (i) the number of minutes the Service was used and (ii) the number of calls using the Service multiplied by the Minimum Average Time Requirement. This surcharge shall be calculated at each Product Hierarchy Level.

14.4. Noncomplete Call Surcharge. Any month Customer exceeds the Maximum Noncomplete Toll Free Call Percentage for interstate Resale Direct Toll Free, Resale Direct Toll Free Extension, and/or interstate Resale Connect Toll Free traffic as stated on Attachment B, Customer shall pay Sprint a surcharge equal to the amount stated in Attachment B for each Noncomplete Toll Free Call in excess of the Maximum Noncomplete Toll Free Call Percentage. This surcharge shall be calculated at each Product Hierarchy Level.

14.5. Minimum Port Usage Surcharge. Any month Customer fails to equal or exceed the Minimum Port Usage per Active Resale Direct Port (calculated as Customer's actual Net Usage for Resale Direct Service divided by Customer's total number of Active Resale Direct Ports at each Product Hierarchy Level) as stated on Attachment A, Customer shall pay Sprint a surcharge on its Resale Direct Service usage equal to the difference between (a) Customer's actual Net Usage for Resale Direct Service and (b) the Minimum Port Usage multiplied by the total number of Active Resale Direct Ports.

15. SERVICE CHARGES.

For each End User ANI or Toll Free number Customer submits for activation that requires Sprint to disconnect or transfer such ANI or Toll Free number from Sprint's data base before placing it within Customer's


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CTIS hierarchy, Custorner will pay to Sprint a service charge of $25.00.
Notwithstanding the foregoing, the service charge described in this paragraph 15 will be waived if such ANIs, or Toll Free numbers do not exceed 15% of the total ANIs or Toll Free numbers submitted by Customer during the immediately preceding ninety (90) days.

16. SPECIAL RATE ADJUSTMENTS.

16.1. Sprint may, after 15 days notice to Customer, adjust the price of Service provided hereunder to reflect changes in international cost of service or currency exchange rates.

16.2. Sprint will unilaterally amend Attachment B switched origination and switched termination access charges effective on the first day of January and July. The adjustment will consider increases and/or decreases in statewide average minute of use originating and terminating interstate LEC access charges imposed on Sprint during a measurement period ending approximately ninety (90) days prior to the effective date of the amendment. Customer will pay amended Attachment B charges for Service usage beginning on the effective date of the amendment until the effective date of the succeeding amendment. Attachment B charges apply only to those Services identified in Attachment B, paragraph B.13.6.

17. PAYMENT FOR SERVICE.

17.1. Payment Obligation. Customer shall pay Sprint for Service pursuant to the terms of this Agreement and applicable Tariffs.

17.2. Call Detail. Sprint will provide Customer with a Carrier Transport Call Detail Record file containing Customer's Service usage. Sprint may, at its option and without liability to Customer, modify the format of the Carrier Transport Call Detail Record file upon sixty (60) days written notice to Customer.

17.3. Payment Procedure. Sprint will invoice Customer monthly for Services provided hereunder. All amounts stated on each monthly invoice will be due and payable upon receipt. All undisputed charges for Services provided that remain unpaid by Customer for a period of thirty (30) days or more after the date of the invoice will be subject to interest from the date of the invoice at a rate of up to one and one-half percent (1-1/2%) per month, or the maximum rate allowable by applicable law. If Customer fails to pay for services in accordance with the terms set forth in this Section, Sprint may, at its option and in addition to other remedies available in law or equity, take one or more of the following steps: (i) refuse to accept additional orders for Service; (ii) refuse to install new Service types or Service locations; (iii) disconnect or block ANIs, circuits, or other Service Elements for which full payment has not been made; and/or (iv) discontinue Promotional Discounts for Services provided until such time as Customer is in full compliance with this Paragraph 17. The price of Service is exclusive of applicable taxes. Resale Solution Base Rates and Promotional Discounts are contingent on Customer providing Sprint with certificates from appropriate taxing authorities exempting Customer from taxes that would otherwise be invoiced hereunder.

17.4. Billing Disputes. In the event Customer, in good faith, disputes Sprint's computation of amounts due and owing within all applicable legal periods of limitation, Customer may withhold payment of the disputed amount. Customer must pay all charges which are not in dispute in accordance with the payment terms set forth in this Section. An amount will not be considered "in dispute" until Customer has provided Sprint with written documentation explaining the disputed amount and describing the factual and legal basis of the dispute. Customer must cooperate with Sprint to resolve any dispute expeditiously. All disputed amounts are due and payable immediately upon Sprint's written denial of the dispute.

18. PAYMENT SECURITY. Provision of Service is contingent on credit approval by Sprint. Upon request by Sprint, Customer shall provide Sprint with financial statements or other indications of Customer's financial and business circumstances. If Customer's financial or business circumstances or payment history is or, during the Term, becomes unacceptable to Sprint, then Sprint may require a deposit, irrevocable letter of credit or other form of security acceptable to Sprint. Customer's failure to provide such security within 10 days following Sprint's reasonable request shall constitute a default under Subparagraph 4.2.

19. PROPERTY AND PERSONAL INJURY INDEMNIFICATION. Each Party agrees to indemnify, hold harmless, and defend the other Party, its directors, officers, employees, agents and their successors and assigns from and against any and all claims, demands, causes of action, losses, damages, expenses or liabilities, including costs and reasonable attorney's fees, arising out of claims made by third parties for personal injury (or death) or loss or damage to personal property, arising out of or related to the negligent or willful misconduct, errors or omissions, of the indemniiying Party or its subcontractors, directors, officers, employees, agents or representatives. Claims made by employees of a Party which are covered under applicable workers' compensation laws are not indemnified hereunder.

20. PROPRIETARY RIGHTS INDEMNITY. If Customer is made the subject of any claim or lawsuit by reason of its use of the Services provided hereunder based on the allegation that the Service as provided by Sprint constitutes an infringement of any third party patent, copyright or trade secret, enforceable in countries ratifying the Berne Convention, Customer will promptly notify Sprint thereof in writing. Sprint will defend and indemnify Customer against all such claims, demands, and causes of action based on the actual or alleged infringement of any such third party right. The indemnities set forth in this Section will include, without limitation, all penalties, awards and judgments, all court and arbitration costs, attorney's fees and other out-of-pocket costs reasonably incurred in connection with such claims, demands and causes of action. Sprint will have sole discretion to settle or compromise such claim or lawsuit without the written consent of Customer provided that such settlement or compromise does not require Customer to make any payment not indemnified. Sprint will have the sole right to retain and select counsel to represent its interests in defending any such claim or litigation as part of its indemnification obligation hereunder. Sprint will not reimburse Customer for its attorneys' fees and costs in connection with Customer's separate retention of counsel, unless Sprint will have wrongly failed to defend and indemnify Customer.

If any action results in a final injunction against Customer with respect to the Services provided pursuant to this Agreement, Sprint agrees that it will at its option and its sole expense, either (1) procure for Customer the right to continue using the infringing Services or (2) replace or modify the same so that it becomes non-infringing or (3) substitute for the Services non-infringing replacement. Services having a capability equivalent to the Services provided herein. If none of the foregoing alternatives is reasonably available to Sprint, then Customer will have the right to terminate the affected portions of this Agreement. Sprint will have no liability under this indemnity provision to the extent the clam is based on a use, a modification, or a combination of Sprint Services with products, goods or services not directly provided by Sprint.

21. LIMITATION OF LIABILITY.

21.1 SPRINT'S ENTIRE LIABILITY RESULTING FROM ITS FAILURE TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT IN NO EVENT WILL EXCEED AN AMOUNT EQUAL TO THE NET USAGE CHARGES PAID TO SPRINT BY CUSTOMER DURING THE THREE (3) MONTHS IMMEDIATELY PRECEDING


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THE EVENT OUT OF WHICH THE LIABILITY AROSE. SPRINT WILL NOT BE LIABLE FOR ANY
UNAVOIDABLE DAMAGE TO CUSTOMER'S PREMISES.

21.2 IN NO EVENT WILL SPRINT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT. INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS OR REVENUES AND LOSS OF BUSINESS OPPORTUNITY, WHETHER OR NOT SPRINT WAS AWARE OR SHOULD HAVE BEEN AWARE OF ThE POSSIBILITY OF SUCH DAMAGES.

21.3 WITH RESPECT TO THE SERVICES, MATERIALS AND EQUIPMENT PROVIDED HEREUNDER, SPRINT HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, NOT EXPLICIThY STATED IN THE AGREEMENT, AND IN PARTICULAR DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

22. ARBITRATION. Any dispute arising out of or relating to the Agreement may, at the option of the Parties, be finally settled by arbitration. If the Parties elect arbitration, such arbitration will be in accordance with the rules of the American Arbitration Association. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1, et. seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, MO metropolitan area.

23. NOTICES. Notices, requests or other communications (excluding invoices) hereunder shall be in writing and sent by certified mail addressed as follows:

      If to Sprint:              Sprint Communications Company L.P.
                                 Attention: Vice President-Wholesale Services
                                 1520 East Rochelle, Suite
                                 Irving, TX 75039

      With copy to:              Sprint Communications Company L.P.
                                 Attention: Vice President Law-Marketing/Sales
                                 8140 Ward Parkway
                                 Kansas City, MO 64114

      If to Customer:            Logix Communications Corp.
                                 Attention: John W. Gray, Jr.
                                 13439 N. Broadway Ext.
                                 Oklahoma City, OK 73114

24. ASSIGNMENT. Customer may not assign or delegate its responsibilities, duties, rights or obligations under this Agreement to any person, corporation or other entity without the written consent of Sprint, much consent not to be unreasonably withheld.

25. EXCUSABLE DELAY.

25.1 Except for the performance of obligations set forth in Paragraphs 17 ind 18 of this Agreement, Sprint and Customer agree that neither Party vill be responsible for any delay, interruption or other failure to perform hereunder due to acts beyond the control of the responsible Party. Such ats include, but are not limited to, natural disasters such as lightening, arthquakes, hurricanes, floods or other like causes; war, riot, civil commotion; cable cuts; explosion or fire; embargoes, strikes or labor disputes; or decrees of governmental entities.

25.2 The affected Party will give notice to the other Party in the event of any of the foregoing occurrences. Upon such notice, Sprint may cancel or delay performance for as long as such performance is delayed by such occurrence or occurrences, arid in such event will have no liability to Customer. Should such occurrence continue for more than 60 days and adversely and materially impact the other party, such other party may terminate this Agreement without liability upon payment for all Services delivered prior to the date of such termination, plus all other charges and costs then incurred.

26. HEADINGS. The headings set forth in this Agreement are for purposes of reference only and do not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.

27. CHOICE OF LAW. This Agreement and all claims relating to the relationship between Sprint and Customer, including all claims in tort, contract, at law or in equity will be governed by, construed enforced and interpreted in accordance with the laws of the state of Kansas without regard to the choice of law principles thereof.

28. RULES OF CONSTRUCTION. No rule of construction requiring interpretation against the draftsman shall apply in the interpretation of this Agreement.

29. MODIFICATION OF AGREEMENT. This Agreement may be modified only by written amendment, executed by officers or representatives of Customer and Sprint. Any oral agreement contrary to the terms of any Service Agreement will not be admissible in any dispute, whether in a court of law or in arbitration.

30. WAIVER OF TERMS. If either Party fails, at any time, to enforce any right or remedy available to it under this Agreement, that failure will not be construed to be a waiver of the right or remedy with respect to any other breach or failure by the other Party.

31. PARTIAL INVALIDITY. In the event any of the provisions of this Agreement are held to be invalid, illegal, or unenforceable, the unaffected provisions of this Agreement will be unimpaired and remain in full force and effect. Sprint and Customer will negotiate to substitute for such invalid, illegal or unenforceable provision a mutually acceptable provision consistent with the original intention of the Parties

32. CUMULATIVE REMEDIES. Except as otherwise provided herein, the remedies provided for in this Agreement are in addition to any other remedies available at law or in equity.

33. ENTIRE AGREEMENT. This Agreement, including Exhibits, Attachments, and the documents and instruments referred to herein, constitutes the entire understanding between the Parties relating to its subject matter and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof. Customer is not relying upon any representations or promises made by or on behalf of Sprint in entering into this Agreement.

34. EXPIRATION OF OFFER. Sprint's offer to enter into this Agreement shall be withdrawn if the Agreement is not executed by both Parties within 45 days after the Proposal Date stated on Attachment A.


                         SPRINT PROPRIETARY INFORMATION

EXECUTED and made effective as provided herein.

Logix Communications Corporation    SPRINT COMMUNICATIONS COMPANY L.P.
(Customer)


By: /s/ [ILLEGIBLE]                 By: /s/ John Dupree
    --------------------------          ----------------------------------------
                                        John Dupree
Title: Chief Operating Officer          Vice President, Wholesale Services Group
       -----------------------          ----------------------------------------
Date: May 19, 1998                  Date: 6-8-98
      ------------------------            --------------------------------------


                         SPRINT PROPRIETARY INFORMATION

                                    EXHIBIT 1

                                   DEFINITIONS

Capitalized terms appearing in bold print in the Agreement, its Exhibits and Attachments are defined as follows:

"Active Resale Direct Port" means a Customer access port (DS-0 equivalent) connected to Sprint and activated as Resale Direct Service.

"ANI" means a calling telephone number identification which is forwarded to an JXC by a LEC as a call is placed.

"Associated Location" means a physical premise to or from which Sprint provides Service which is: (a) owned or leased by Customer; (b) occupied by a business in which Customer has an equity interest of at least a 25%; or (c) occupied by a franchisee of Customer.

"Attachment" means a supplement attached to, and a part of, the Agreement.

"Billing Increment" means a Tariffed billing increment, unless otherwise stated in Attachment B.

"Calling Card" means a card issued to an End User in Customer's name containing an authorization code that the End User may use to originate calls over Sprint's network as provided in Exhibit 2.

"CIC" means an IXC carrier identification code.

"CTIS" means Sprint's Carrier Transport Invoicing System.

"Day Rate Period" means the Tariff day rate period unless otherwise specified herein.

"Discount One" means a Rate Element specific discount that (1) is based on Customer's Discount One Monthly Volume of Service and (2) is applied to usage at the Service Hierarchy Level that has been priced at Resale Solution Base Rates.

"Discount One Monthly Volume of Service" means the volume of Customer's monthly usage, at each Product Hierarchy Level, for a specific Rate Element priced at Resale Solution Base Rates.

"Discount Rate Period" means the Tariff international discount rate period unless otherwise specified herein.

"Discount Three" means a Rate Element specific discount that (1) is based on Customer's Discount Three Monthly Volume of Service and (2) is applied at the Product Hierarchy Level or the Service Hierarchy Level to interstate or international usage to the LATAs or countries specified in Attachment C.

"Discount Three Monthly Volume of Service" means the volume of Customer's monthly usage, at the Product Hierarchy Level or Service Hierarchy Level, of interstate or international minutes to the specific LATAs or countries identified in Attachment C and priced based on the usage levels and Rate Periods specified in Attachment C.

"Discount Two" means a Rate Element specific discount that (l) is based on Customer's Discount Two Monthly Volume of Service and (2) is applied to usage at the Service Hierarchy Level that has been priced at Resale Solution Base Rates less Discount One discounts.

"Discount Two Monthly Volume of Service" means the volume of customer's monthly usage, at the Master Hierarchy Level, of all Resale Solution Services, including directory assistance Services, priced at Resale Solution Base Rates after the application of Discount One discounts, but prior to the application of Discount Two discounts. Discount Two Monthly Volume of Service does not include Resale Solution Service charges that are not based on usage, Clearline Service charges, Private Line charges, any charge associated with access (dedicated or non-dedicated), facilities charges, any usage related fixed charge, any non-recurring charge such as installation charges, taxes, surcharges, transfer fees, or interest.

"Early Termination Charge" means the charge imposed for terminating the Agreement prior to expiration of the Term as provided in Paragraph 5 thereof.

"Economy Rate Period" means the Tariff international economy rate period.

"End User" means a customer of Customer to whom Sprint extends Network Extension Service at a Non-Associated Location.

"Evening Rate Period" means the Tariff evening rate period unless otherwise specified herein.

"Excusable Delay" means any event that prevents a Party from performing its obligations hereunder and that is beyond the reasonable control and without the fault or negligence of such Party.

"Exhibit" means a supplement attached to, and a part of, the Agreement.

"Forward Pricing Volume of Service" means the volume of service specified in Attachment A upon which Discount Two discounts may be based as provided in Subparagraph 13.8 of the Agreement.

"Interstate Adjustment" means the adjustment under Subparagraph 6.2 to the invoice for interstate usage that is based on the level of intrastate usage.

"Interstate Adjustment Rate" means the rate identified in Attachment D that is used to determine the Interstate Adjustment as provided in Subparagraph 6.2.

"IXC" means interexchange carrier.

"LEC" means local exchange carrier.

"Master Hierarchy Level" means billing hierarchy level l. "Maximum Noncomplete Toll Free Call Percentage" means, for each month, for each Service type, the ratio, expressed as a percentage, of (i) the aggregate number of Noncomplete Toll Free Calls during such period divided by (ii) the aggregate number of Toll Free calls during such period. This percentage shall be calculated at each Product Hierarchy Level.

"Maximum Non-Bell Traffic Percentage" means, for each month, the ratio, expressed as a percentage, of (i) the number of minutes during such period that originate from, or terminate in, a Non-Bell Service Area, divided by (ii) the total number of minutes during such period. Maximum Non-Bell Traffic Percentages will be calculated


                         SPRINT PROPRIETARY INFORMATION
independently for originating and terminating minutes at the Product Hierarchy Level.

"Minimum Average Time Requirement" means the minimurn average call duration, expressed in minutes, for Services as specified in Attachment B. Minimum Average Time Requirement calculations will be made at each Product Hierarchy Level.

"Minimum Commitment" means the minimum monthly usage commitment stated on Attachment A. The calculation to determine whether Customer has met the Minimum Commitment shall be based on Customer's invoiced Net Usage.

"Minimum Port Usage" means the minimum Net Usage for Resale Direct Service stated on Attachment A that Customer shall generate per Active Resale Direct Port.

"Network Extension Service" means Service that Sprint extends to the Non-Associated Location of an End User.

"Net Usage" means the monthly amount invoiced for use of a Service net of Discount One, Discount Two and Discount Three discounts. Net Usage includes the following as they apply to particular Services: monthly per-minute usage charges invoiced under the Agreement; route advance charges; real time ANI charges; switched origination and termination charges; directory assistance charges; Minimum Average Time Requirement Surcharges; Noncomplete Call Surcharges; FONCard surcharges; and LEC Cap Surcharges.

"Night/Weekend Rate Period" means the Tariff night/weekend rate period unless otherwise specified herein.

"Noncomplete Toll Free Call" means an attempted Resale Connect Toll Free, Resale Direct Toll Free, or Resale Direct Toll Free Extension call that is not completed to the called number for any reason.

"Non-Associated Location" means any physical premise to or from which Sprint provides Service that is not an Associated Location.

"Non-Bell Service Area" means the geographic service area of any "independent" LEC which is not a Bell Operating Company.

"Off Peak Rate Period" means (a) the Evening Rate Period and the Night/Weekend Rate Period for interstate traffic and (b) the Discount Rate Period and Economy Rate Period for international traffic.

"Peak Rate Period" means (a) the Day Rate Period for interstate traffic and (b) the Standard Rate Period for international traffic.

"Per Minute Charge" means the per minute charge for Service as set forth in Exhibit C based on Rate Periods and Billing increments stated in Attachment B.

"PIC" means primary interexchange carrier.

"PIC Authorization" means an End User's selection of a PIC that meets the requirements of federal and state law.

"Primary Carrier" means the IXC designated by Customer as its f'irst routing choice and primary overflow carrier.

"Primary Carrier Service" means the Service specified in Attachment A for which Sprint shall be Customer's Primary Carrier.

"Product Hierarchy Level" means the fifth level in the Customer billing hierarchy, and is directly above the Service Hierarchy Level which ties like Services together for purposes of reporting. Each Product Hierarchy Level is considered independently for calculation and application of Discount One, LEC Cap Surcharges, Minimum Average Time Requirement Surcharges, Noncomplete Toll Free Call Surcharges and Minimum Port Usage Surcharges.

"Promotional Discounts" is a collective reference to Discount One, Discount Two, Discount Three and interstate Adjustments.

"Proposal Date" means the date indicated on Attachment A that the Agreement is offered by Sprint to Customer.

"Proprietary information" means (a) written information of a Party which is clearly and conspicuously marked as proprietary or confidential or which is accompanied by written notice that such information is confidential, or (b) a verbal communication which is subsequently confirmed in writing to the other Party as confidential or proprietary information which (i) is maintained in confidence and secrecy by the disclosing Party, (ii) is valuable to the disclosing Party because of such confidence or secrecy, and
(iii) is subject to the disclosing Party's reasonable efforts to maintain such confidentiality and secrecy. Proprietary information shall not include information which (1) is at any time in the public domain other than through wrongdoing on the part of an entity owing a duty of confidentiality to the disclosing Party, (2) is within legitimate possession of the receiving Party without obligation of confidentiality, (3) is lawfully received from a third party having rights therein without restriction of the right to disseminate the information, (4) is independently developed without breach of any obligation of confidentiality through parties without access to or knowledge of such Proprietary information, (5) is disclosed with prior written approval of the other Party, (6) is transmitted after the disclosing Party has received written notice from the receiving Party that it does not desire to receive further Proprietary information, or (7) is obligated to be produced under order of a court of competent jurisdiction. "Rate Element" means a jurisdictional element of the rate for a particular Service. For example, Resale Direct rates consist of separate Rate Elements for interstate, intrastate, Canada, Mexico domestic, Mexico international, other international, and directory assistance usage.

"Rate Periods" is a collective reference to the Day Rate Period, Discount Rate Period, Economy Rate Period, Evening Rate Period, Night/Weekend Rate Period, Off Peak Rate Period, Peak Rate Period, and Standard Rate Period.

"Resale Connect FONCard Service" means a Service consisting of a Sprint authorization code incorporated into Customer's Calling Card which, together with Customer's service enhancements, is provided to End Users for use in originating calls over Sprint's network as provided in Exhibit 2.

"Resale Solution Base Rates" means the prices provided herein for Resale Solution Service.

"Resale Solution Service" means switched Service purchased under the Agreement and invoiced under CTIS.

"Service" means the service identified in the Exhibits and Attachments that Sprint shall provide and Customer shall purchase hereunder.

"Service Element" means any line, circuit or other unit of a Service. In the case of switched or virtual Services, "Service Element" means switched or virtual Services provided at a Customer location.

"Service Hierarchy Level" means the sixth and lowest level in the Customer's billing hierarchy.


                         SPRINT PROPRIETARY INFORMATION

"Standard Rate Period" means the Tariff standard rate period for international Service unless otherwise specified herein.

"Tariff(s)" means any applicable tariff filed by Sprint with the Federal Communications Commission for interstate or international Service (including Tariff revisions) and/or any applicable tariff filed with a state regulatory commission for intrastate Service. Should Sprint no longer file Tariffs in order to provide Service, then Tariff shall mean the standard rate tables and terms and conditions that replace such Tariffs.

"Term" means the term of the Agreement as provided in Paragraph 3 thereof.


                         SPRINT PROPRIETARY INFORMATION

                                    EXHIBIT 2

                                    SERVICES

The following Services are provided pursuant to the Agreement:

1. OUTBOUND SERVICE.

1.1. RESALE DIRECT and RESALE DIRECT EXTENSION. Resale Direct and Resale Direct Extension is provided hereunder for switched outbound traffic with interstate or international termination that originates over dedicated special access (DS-1 or DS-3) circuits.

1.2. RESALE DIRECT. Resale Direct is Service subscribed to, and paid for, by Customer that originates from an Associated Location. Resale Direct may be obtained only by a carrier with its own CIC.

1.3. RESALE DIRECT EXTENSION. Resale Direct Extension is Service subscribed to and paid for, by Customer but connected directly to a Non-Associated Location.

1.4. RESALE CONNECT ONE PLUS. Resale Connect One Plus is provided hereunder for switched access outbound traffic utilizing Feature Group D protocol having interstate or intemational termination.

2. TOLL FREE SERVICE.

2.1. RESALE DIRECT TOLL FREE and RESALE DIRECT TOLL FREE EXTENSION. Resale Direct Toll Free and Resale Direct Toll Free Extension is provided hereunder for Customer switched inbound traffic with interstate or international origination that terminates over dedicated special-access (DS-1 or DS-3) circuits.

2.2. RESALE DIRECT TOLL FREE. Resale Direct Toll Free is Toll Free Service subscribed to, and paid for, by Customer that terminates to an Associated Location. Resale Direct Toll Free may be obtained only by a carrier with its own CIC.

2.3. RESALE DIRECT TOLL FREE EXTENSION. Resale Direct Toll Free Extension is Toll Free Service subscribed to, and paid for, by Customer but connected directly to a Non-Associated Location.

2.4. RESALE CONNECT TOLL FREE. Resale Connect Toll Free is provided hereunder for switched inbound traffic, terminating on Feature Group D protocol, having interstate or international origination.

2.5. INTERNATIONAL TOLL FREE ORIGINATION. International Toll Free Service ("ITFS") shall be provided subject to availability. Because of a limited quantity of Toll Free numbers in some countries, Sprint may, as it deems appropriate, after 30 days notice, disconnect any ITFS number which does not generate at least 60 minutes of usage during any period of three consecutive months. ITFS traffic must be terminated directly in the continental U.S. If reorigination occurs, ITFS traffic is subject to foreign PTT interruption and is beyond Sprint's control. ITFS Service shall be provided pursuant to Tariff, including rates, discounts and Toll Free number charges, unless otherwise provided herein.

3. DIRECTORY ASSISTANCE.

3.1. INTERSTATE. Interstate directory assistance provided hereunder must have a domestic origination over Customer's circuits. Sprint may modify directory assistance prices provided in the Agreement to reflect changes in LEC directory assistance charges.

3.2. INTERNATIONAL. International directory assistance is provided pursuant to Tariff International directory assistance must have a domestic origination over Customer's circuits and request numbers must be located in the countries listed in Sprint's FCC Tariff 1, Section 2.1. International directory assistance may be obtained by calling a Sprint operator who will request the number from the appropriate country's international operator. Sprint may modify directory assistance prices provided in the Agreement to reflect changes in directory assistance charges of other countries.

3.3. TOLL FREE DIRECTORY LISTINGS. Customer's Toll Free numbers shall not be eligible for any toll free directory listing at Sprint's expense.

4. RESALE CONNECT FONCARD SERVICE.

4.1. Resale Connect FONCard Service consists of an authorization code issued by Sprint which Customer will incorporate into a Calling Card. The Calling Card, together with Customer provided service enhancements, will be provided in Customer's name to End Users who may use the card to originate calls over Sprint's network in the contiguous U.S. and selected countries. Sprint will transport Customer's Calling Card traffic with the same quality as Sprint FONCard traffic.

4.2. Availability. Resale Connect FONCard Service is provided subject to (a) availability and compatibility of facilities, (b) Customer fulfillment, and (c) Toll Free access origination, which Customer agrees may be withheld by Sprint in certain LATAs because of facility constraints.

4.3. Activation. Sprint will provide Customer with activated authorization codes to be imprinted on Customer's Calling Cards. The codes will be provided within 30 days following Customer's request and notice to Sprint of Customer's fulfillment vendor.

4.4. Toll Free Access. Customer may elect Calling Card access to a Sprint operator using either a "Generic" or "Branded" Toll Free access number. The operator response to a Generic Toll Free call will be similar to: "Long Distance, may I help you?" Calls to a Branded access number will be answered by an operator assigned exclusively to Customer. Operator response to Branded access calls will be similar to: "(Customer) Long Distance Operator."

Customer shall pay a non-recurring charge for establishing account access as provided in Attachment B.

4.5. Service Representative. Sprint will designate a representative to provide Customer service. This representative will not be available for direct contact by End Users.

4.6. Non-Emergency Deactivation. Sprint will advise Customer of the process for requesting non-emergency deactivation of an authorization code. Sprint may periodically deactivate unused authorization codes to minimize potential fraud. Sprint will notiiy Customer of any such deactivation. Emergency deactivation is provided for in Subparagraph 4.9 of this Attachment.

4.7. Remedy for Service Failure. Notwithstanding anything to the contrary in Subparagraph 4.1(e) of the Agreement, Customer's sole and


                         SPRINT PROPRIETARY INFORMATION
exclusive remedy for failure of a particular Resale Connect FONCard Service shall be discontinuation of the affected Service subject to Paragraph 25 of the Agreement.

4.8. Customer Obligations. Customer shall, at Customer's expense: (a) design, manufacture and distribute its Calling Cards; (b) solicit End Users in its own name in compliance with Paragraph 8 of the Agreement; (c) address End User service requests; (d) determine End User creditworthiness; (e) define its relationship with End Users relative to its Calling Card service by tariff or contract; (f) provide Calling Card fulfillment using a bonded fulfillment vendor; (g) supply its fulfillment vendor with necessary End User information;
(h) maintain its own End User data base; (i) provide End User customer service, billing and collection; (j) maintain its own End User customer service number, which shall be printed on each Calling Card; (k) establish internal Calling Card management procedures; (l) monitor for fraud and code abuse; and (m) cooperate and interface with Sprint to prevent fraud or code abuse as provided herein.

Customer shall provid Sprint with all order authorizations, service applications and information that Sprint requires to establish and maintain Resale Connect FONCard Service and proper invoicing.

Customer shall be liable for (a) all usage charged to an activated authorization code after the code is provided to Customer or its agent, (b) non payment by End Users, and (c) billing adjusttnents granted to End Users as provided in Subparagraph 11.6 of the Agreement.

Customer shall indemnify and hold Sprint harmless from any claim or damages resulting from Sprint's deactivation of an authorization code at Customer's request.

4.9. Code Abuse; Fraud; Emergency Deactivation. Sprint and Customer will cooperate to deter Calling Card fraud and code abuse. Sprint will monitor usage of Customer Calling Cards to detect fraud or code abuse in the same manner that it monitors FONCard usage of its own customers. This activity will not create any liability on the part of Sprint resulting from code abuse or fraud. Customer shall be liable for all usage charged to an activated authorization code that results from fraud or code abuse.

Sprint will notify Customer of (a) the process Customer may use to obtain emergency deactivation of a lost or stolen Calling Card and (b) the process Sprint will use to notify Customer of suspected fraud or code abuse.

Customer shall maintain a 7 day per week, 24 hour per day, contact that Sprint will immediately notify if fraud or code abuse is suspected. Customer shall advise Sprint within 30 minutes after receiving such notice whether it wants the authorization code deactivated. If Sprint is unable to reach Customer's contact, or if Customer fails to respond to Sprint's notice within 30 minutes, Sprint may, in its discretion, deactivate the authorization code and advise Customer of its actions. Sprint shall incur no liability for such deactivation.

Sprint shall be liable for calls charged to an authorization code after a period of 4 hours following an appropriate emergency deactivation request.

Requests for credit pursuant to this subparagraph shall be supported by appropriate documentation. Sprint will investigate and, in its discretion, either approve or reject such requests. Notwithstanding anything in Paragraph 18 of the Agreement, the amount of any credit request under this subparagraph shall not be deducted as a disputed cbarge prior to payment of an invoice.


                         SPRINT PROPRIETARY INFORMATION

                                Attachment A - 1

A.3. Term of Agreement: 36 months.

A.13.8. Forward Pricing - Forward Pricing Volume of Service

      The Forward Pricing Volume of Service applicable to Discount Two discounts shall be $250,000 beginning the effective date of the Agreement and ending the last day of month three (3) of the Term.

A.14.1. Minimum Commitment:

                             Carrier Transport Monthly
            Months             Net Usage Commitment
            ------             --------------------

            1-3                        $0
            4-36                    $250,000

      Customer's Minimum Commitment shall be increased at the beginning of each contract quarter to equal Customer's average Carrier Transport Monthly Net Usage for the previous quarter; not to be less than $250,000.

A.14.5. Minimum Port Usage: $100 Minimum Net Direct Usage Per Port

Promotional ACF/COC/EFC Charges

      All ACF Charges will be per applicable tariff.
      Monthly recurring COC charges will be $2.50 per port.
      Monthly recurring EFC charges will be $5.50 per port when Customer utilizes Sprint's entrance facilities.


                             PROPRIETARY INFORMATION
[LOGO] Sprint                      RESTRICTED

                                 Attachment A -

International Forecast Surcharge.

      To enable Sprint to adequateIy forecast demand for international capacity, Customer must provide Sprint with a forecast of projected usage (referred to as the "International Usage Forecast") to any country to which Customer anticipates generating more than 50,000 MOUs during any month (referred to as a "High Usage Country").

      Sprint reserves the right to impose a monthly surcharge on usage to each High Usage Country equaI to $0.10 for each MOU (a) above 62,500 MOUs to such country if Customer does not submit an International Usage Forecast, or (b) above 125% of the usage to such country that is forecasted in Customer's International Usage Forecast.

                          International Usage Forecast

      Country                     Minutes/Month
      -------                     -------------

A.34 Proposal Date: May 21, 1998


                             PROPRIETARY INFORMATION
[LOGO] Sprint                      RESTRICTED
                                     12(a)

                                Attachment B - 1

B.13.4. Billing Increments/Usage Periods for Per Minute Charges.

      Service will be invoiced based on Per Minute Charges utilizing Tariffed Rate Periods and Tariffed Billing Increments, unless specifically set forth below:

                                                            Initial              Additional
                    Service Type/                      Billing Increment      Billing Increment
                    Rate Element                             (sec)                  (sec)

        Interstate Direct & Direct Extension                  18                      6
       Canada Term. Direct & Direct Extension                 30                      6
     Mexico US Element Direct & Direct Extension              30                      6
   Mexico Int'l. Element Direct & Direct Extension            60                     60
        Other Int'l Direct & Direct Extension                 30                      6

             Interstate Connect One Plus                      18                      6
            Canada Term. Connect One Plus                     30                      6
         Mexico US Element Connect One Plus                   30                      6
       Mexico Int'l. Element Connect One Plus                 60                     60
            Other Int'l Connect One Plus                      30                      6

 Interstate Direct Toll Free & Direct Toll Free Ext.          18                      6
Canada Orig. Direct Toll Free & Direct Toll Free Ext.         30                      6
   Mexico Direct Toll Free & Direct Toll Free Ext.            60                     60
Other Int'l. Direct Toll Free & Direct Toll Free Ext.         30                      6
  Caribbean Direct Toll Free & Direct Toll Free Ext.          30                      6

            Interstate Connect Toll Free                      18                      6
           Canada Orig. Connect  Toll Free                    30                      6
              Mexico Connect Toll Free                        60                     60
           Other Int'l. Connect  Toll Free                    30                      6
             Caribbean Connect Toll Free                      30                      6

             Interstate Connect FONcard                       18                      6

B.13.5. Non-Bell Switched Origination/Termination/Toll Free Origination Charge. Customer shall pay the following charges for each minute of a switched interstate call originating or terminating in a Non-Bell Service Area:

            Not Applicable

B.13.6. Switched Origination/Termination/Toll Free Origination Charge. Customer shall pay the following charges for each minute of a switched interstate:

            Direct - The Termination Charge on Attachment B-3 will be applied to all terminating minutes
            Dedicated Toll Free - The Origination Charge on Attachment B-3 will be applied to all originating minutes
            Connect One Plus - Not Applicable
            Connect Toll Free - Not Applicable
            Connect FONcard - Not Applicable
            Direct Extension - Not Applicable
            Direct Toll Free Extension - Not Applicable


                             PROPRIETARY INFORMATION
[LOGO] Sprint                      RESTRICTED

                                Attachment B - 2

B.14.2 LEC Cap Maximum Non-Bell Traffic.

                        Maximum Originating   Maximum Terminating    Non-Bell
Service Type            Non-Bell Traffic %    Non-Bell Traffic %     Surcharge

Direct                          N/A                   N/A               N/A
Direct Toll Free                N/A                   N/A               N/A
Connect One Plus                30%                   30%             $0.050
Connect Toll Free               30%                   30%             $0.050
Connect FONcard                 30%                   30%             $0.050
Direct Extension                N/A                   30%             $0.050
Direct Toll Free Ext            30%                   N/A             $0.050

B.14.3. Minimum Average Call Duration: Minimum Average Time Requirement (MATR) shall not apply unless specifically set forth below:

            Service Type                MATR                  MATR Surcharge

                N/A                      N/A                        N/A

B.14.4. Maximum Noncomplete Call Percentage.

      Direct Toll Free, Direct Toll Free           Maximum
      Extension, and Connect Toll Free          Noncomplete Toll       Per Call
        Usage Type (Rate Element)            Free Call Percentage      Surcharge

          Intrastate/Interstate                      15%                 $0.04
          International/Canadian                     15%                 $0.25

Promotional Monthly Recurring Toll Free Charges:

      Customer's Monthly Recurring Connect Toll Free service charge will be $1.00 per Connect Toll Free account per month.

      Customer's Toll Free numbers (Connect Toll Free, Direct Toll Free, and Dedicated Toll Free Extension) requiring Toll Free Directory Assistance Listings will be charged an additional Monthly Recurring Charge of $14.00 per month per Toll Free number requiring such listing.

Toll Free Database Query Charge

      Customer's Toll Free Database Query charge will be $0.005 per domestic Connect Toll Free, Direct Toll Free Extension and Direct Toll Free Call.


                             PROPRIETARY INFORMATION
[LOGO] Sprint                      RESTRICTED

                                Attachment B - 3

Direct and Direct Toll Free Interstate Switched Origination and Switched Termination per Minute Charges

----------------------------------------------------------------------------------------------------------
               Vendor      Origination   Termination                 Vendor      Origination   Termination
State  Group   (LEC)         Charge       Charge       State  Group   (LEC)         Charge       Charge
----------------------------------------------------------------------------------------------------------
  AK     7   LEC OTHER       0.2072       0.1208
  AL     1   BELL SOUTH      0.0248       0.0232         MA     7   LEC OTHER       0.0400       0.0340
  AL     3   GTE             0.0341       0.0449         MD     1   BELL ATL        0.0179       0.0156
  AL     7   LEC OTHER       0.0743       0.0645         MD     7   LEC OTHER       0.0279       0.0364
  AR     1   SWBT            0.0234       0.0205         ME     1   NYEX            0.0392       0.0344
  AR     3   GTE             0.0348       0.0586         ME     4   TDS             0.0835       0.0724
  AR     4   ALLTEL          0.0814       0.0716         ME     7   LEC OTHER       0.0816       0.0719
  AR     5   CENTURY         0.0828       0.0728         MI     1   AMERITECH       0.0241       0.0210
  AR     7   LEC OTHER       0.0810       0.0722         MI     3   GTE             0.0340       0.0417
  AZ     1   US WEST         0.0225       0.0196         MI     4   CENTURY         0.0805       0.0712
  AZ     4   CITIZENS        0.0551       0.0696         MI     7   LEC OTHER       0.0596       0.0579
  AZ     7   LEC OTHER       0.0529       0.0769         MN     1   US WEST         0.0223       0.0195
  CA     1   PACIFIC TELE    0.0163       0.0141         MN     2   SPRINT LTD      0.0371       0.0528
  CA     3   GTE             0.0266       0.0306         MN     3   GTE             0.0344       0.0535
  CA     4   CONTELICA       0.0425       0.0605         MN     4   CEA-MEANS       0.0883       0.0774
  CA     7   LEC OTHER       0.0360       0.0402         MN     5   ROCHESTER       0.0448       0.0405
  CO     1   US WEST         0.0225       0.0197         MN     7   LEC OTHER       0.0801       0.0700
  CO     4   PIT             0.0459       0.0402         MO     1   SWBT            0.0225       0.0197
  CO     7   LEC OTHER       0.0658       0.0394         MO     2   SPRINT LTD      0.0366       0.0518
  CT     1   SNTT            0.0252       0.0215         MO     3   GTE             0.0237       0.0339
  CT     1   NYNEX           0.0370       0.0316         MO     4   ALL TEL         0.0357       0.0311
  CT     7   LEC OTHER       0.0593       0.0581         MO     7   LEC OTHER       0.0786       0.0699
  Dc     1   BELL ATL        0.0178       0.0155         MS     1   BELL SOUTH      0.0282       0.0260
  DC     7   LEC OTHER       0.0165       0.0142         MS     4   CENTURY         0.0776       0.0677
  DE     1   BELL ATL        0.0183       0.0160         MS     7   LEC OTHER       0.0576       0.0509
  DE     7   LEC OTHER       0.0935       0.0727         MT     1   US WEST         0.0237       0.0210
  FL     1   BELL SOUTH      0.0243       0.0225         MT     4   PTI             0.0506       0.0440
  FL     2   SPRINT LTD      0.0285       0.0283         MT     5   CITIZENS        0.0488       0.0688
  FL     3   GTE             0.0239       0.0265         MT     7   LEC OTHER       0.0831       0.0718
  FL     7   LEC OTHER       0.0401       0.0346         NC     1   BELL SOUTH      0.0245       0.0226
  GA     1   BELL SOUTH      0.0243       0.0226         NC     2   SPRINT LTD      0.0271       0.0263
  GA     4   ALLTEL          0.0295       0.0461         NC     3   GTE             0.0332       0.0458
  GA     7   LEC OTHER       0.0727       0.0650         NC     4   ALL TEL         0.0203       0.0176
  GU     7   LEC OTHER       0.0995       0.0891         NC     7   LEC OTHER       0.0646       0.0555
  HI     3   GTE             0.0536       0.0580         ND     1   US WEST         0.0235       0.0205
  HI     7   LEC OTHER       0.1105       0.0897         ND     7   LEC OTHER       0.0829       0.0706
  IA     1   US WEST         0.0226       0.0197         NE     1   US WEST         0.0227       0.0199
  IA     3   GTE             0.0421       0.0611         NE     2   SPRINT LTD      0.0361       0.0554
  IA     4   CEA-INS         0.0828       0.0720         NE     3   GTE             0.0450       0.0518
  IA     5   ROCHESTER       0.0459       0.0434         NE     4   LINCOLN         0.0286       0.0264
  IA     7   LEC OTHER       0.0822       0.0678         NE     7   LEC OTHER       0.0815       0.0737
  ID     1   US WEST         0.0237       0.0212         NH     1   NYNEX           0.0376       0.0327
  ID     3   GTE             0.0514       0.0711         NH     7   LEC OTHER       0.0815       0.0737
  ID     4   CITIZENS        0.0427       0.0605         NJ     1   BELL ATL        0.0179       0.0156
  ID     7   LEC OTHER       0.0855       0.0759         NJ     2   SPRINT LTD      0.0274       0.0248
  IL     1   AMERITECH       0.0154       0.0134         NJ     7   LEC OTHER       0.0376       0.0289
  IL     2   SPRINT LTD      0.0280       0.0244         NM     1   US WEST         0.0229       0.0200
  IL     3   GTE             0.0370       0.0507         NM     3   GTE             0.0591       0.0622
  IL     4   TCG             0.0226       0.0165         NM     7   LEC OTHER       0.0851       0.0840
  IL     7   LEC OTHER       0.0568       0.0528         NV     1   PACIFIC TELESIS 0.0238       0.0205
  IN     1   AMERIECH        0.0236       0.0206         NV     2   SPRINT LTD      0.0126       0.0103
  IN     2   SPRINT LTD      0.0345       0.0411         NV     4   CONTEL/CA       0.0374       0.0622
  IN     3   GTE             0.0344       0.0393         NV     5   CITIZENS        0.0762       0.1083
  IN     7   LEC OTHER       0.0784       0.0697         NV     7   LEC OTHER       0.0854       0.0736
  KS     1   SWBT            0.0230       0.0202         NY     1   NYNEX           0.0278       0.0240
  KS     2   SPRINT LTD      0.0386       0.0557         NY     4   TCG             0.0336       0.0288
  KS     7   LEC OTHER       0.0907       0.0794         NY     5   ROCHESTER       0.0253       0.0218
  KY     1   BELL SOUTH      0.0249       0.0232         NY     6   CITIENS         0.0398       0.0562
  KY     4   CINN BELL       0.0201       0.0176         NY     7   LEC OTHER       0.0554       0.0485
  KY     3   GTE             0.0345       0.0463         OH     1   AMERITECH       0.0242       0.0211
  KY     7   LEC OTHER       0.0753       0.0656         OH     2   SPRINT LTD      0.0351       0.0425
  LA     1   BELL SOUTh      0.0255       0.0235         OH     3   GTE             0.0356       0.0465
  LA     4   CENTURY         0.0814       0.0709         OH     4   CINN BELL       0.0206       0.0171
  LA     7   LEC OTHER       0.0642       0.0534         OH     5   ALLTEL          0.0488       0.0401
  MA     1   NENEX           0.0367       0.0319         OH     6   CENTURY         0.0434       0.0398
----------------------------------------------------------------------------------------------------------

----------------------------------------------------
               Vendor       Origination  Termination
State  Group    (LEC)          Charge       Charge
----------------------------------------------------
  OH     7     LEC OTHER       0.0638       0.0571
  OK     1     SWBT            0.0231       0.0202
  OK     3     GTE             0.0318       0.0371
  OK     4     ALL TEL         0.0582       0.0456
  OK     7     LEC OTHER       0.0826       0.0716
  OR     1     US WEST         0.0224       0.0195
  OR     2     SPRINT LTD      0.0551       0.0612
  OR     3     GTE             0.0353       0.0480
  OR     4     PTI             0.0445       0.0385
  OR     7     LEC OTHER       0.0763       0.0750
  PA     1     BELL ATL        0.0180       0.0157
  PA     2     SPRINT LTD      0.0276       0.0255
  PA     3     GTE             0.0315       0.0457
  PA     4     ALL TEL         0.0321       0.0281
  PA     7     LEC OTHER       0.0897       0.0632
  PR     7     LEC OTHER       0.0662       0.0604
  RI     1     NYNEX           0.0367       0.0319
  RI     7     LEC OTHER       0.0935       0.0287
  SC     1     BELL SOUTh      0.0244       0.0226
  SC     2     SPRINT LTD      0.0252       0.0267
  SC     3     GTE             0.0346       0.0460
  SC     4     ALLTEL          0.0269       0.0234
  SC     7     LEC OTHER       0.0652       0.0562
  SD     1     US WEST         0.0268       0.0236
  SD     4     CEA-SDN         0.0863       0.0752
  SD     7     LEC OTHER       0.0885       0.0764
  SN     7     LEC OTHER       0.2110       0.2450
  TN     1     BELL SOUTH      0.0247       0.0229
  TN     2     SPRINT LTD      0.0230       0.0255
  TN     4     TDS             0.0789       0.0679
  TN     5     CITIZENS        0.0458       0.0689
  TN     7     LEC OTHER       0.0736       0.0648
  TX     1     SWBT            0.0224       0.0195
  TX     2     SPRINTLTD       0.0375       0.0537
  TX     3     GTE             0.0331       0.0397
  TX     7     LEC OTHER       0.0741       0.0491
  UT     1     US WEST         0.0224       0.0198
  UT     4     CITIZENS        0.0501       0.0664
  UT     7     LEC OTHER       0.0812       0.0696
  VA     1     BBLL ATL        0.0180       0.0157
  VA     2     SPRINT LTD      0.0239       0.0261
  VA     3     GTE             0.0261       0.0542
  VA     7     LEC OTHER       0.0749       0.0665
  VI     7     LEC OTHER       0.0482       0.0442
  VT     1     NYNEX           0.0390       0.0341
  VT     4     TDS             0.0838       0.0732
  VT     7     LEC OTHER       0.0792       0.0662
  WA     1     US WEST         0.0223       0.0194
  WA     2     SPRINT LTD      0.0549       0.0600
  WA     3     GTE             0.0328       0.0389
  WA     4     PTI             0.0419       0.0365
  WA     7     LEC OTHER       0.0631       0.0562
  WI     1     AMERITECH       0.0233       0.0203
  WI     3     GTE             0.0409       0.0484
  WI     4     CENTURY         0.0662       0.0578
  WI     5     PTI             0.0793       0.0690
  WI     6     TDS             0.0803       0.0701
  WI     7     LEC OTHER       0.0756       0.0666
  WV     1     BELL ATL        0.0182       0.0159
  WV     4     CITIZENS        0.0440       0.0617
  WV     7     LEC OTHER       0.0815       0.0708
  WY     1     US WEST         0.0260       0.0237
  WY     2     SPRINT LTD      0.0479       0.0624
  WY     4     PTI             0.0499       0.0524
  WY     7     LEC OTHER       0.0900       0.0775
----------------------------------------------------


                             PROPRIETARY INFORMATION
                                   RESTRICTED

                                 Attachment C-1

Interstate Switched Network Extension

Base Rates

--------------------------------------------------------------------------------
LATA Group     Connect One Plus       Connect Toll Free       Connect FONcard
              Peak       OffPeak     Peak        Offpeak   Peak O       Offpeak
--------------------------------------------------------------------------------
    1        $0.1300     $0.1250    $0.1340      $0.1290   $0.1660      $0.1660
    2        $0.2060     $0.2060    $0.2160      $0.2160   $0.2460      $0.2460
--------------------------------------------------------------------------------

See LATA Group Descriptions. LATA Group 2 rates apply to usage originating from/terminating to Group 2 LATAs. LATA Group 2 rates are not eligible for Discount 2.

Discount 1: The above listed base rates are not eligible for any tariff or contractual discount 1s.

Discount 2

-----------------------------------------------------------------------------------
Monthly Volume of Carrier   Connect One Plus   Connect Toll Free    Connect FONcard
    Transport Service       Peak     OffPeak   Peak     Offpeak     Peak    Offpeak
-----------------------------------------------------------------------------------
         $0 - $249,999       0.0%      0.0%     0.0%      0.0%       0.0%     0.0%
   $250,000 - $499,999      36.1%     35.1%    36.1%     35.2%      21.1%    21.1%
   $500,000 - $749,999      36.8%     35.9%    36.9%     36.0%      22.3%    22.3%
   $750,000 +               37.6%     36.7%    37.6%     36.7%      23.8%    23.8%
-----------------------------------------------------------------------------------

Interstate FONcard Bong Surcharge (per call)

------------------------------
      State           Rate
------------------------------
       All           $0.00
------------------------------

Foncard Surcharge not eligible for Discounts


Interstate FONcard Operator Assistance (per call)

------------------------------
      State           Rate
------------------------------
       All           $1.50
------------------------------

Foncard Operator Assistance not eligible for Discounts


                             Proprietary Information
                                   RESTRICTED

                                 Attachment C-2

Interstate Dedicated Network Extension

Base Rates

--------------------------------------------------------------------------------
      LATA Group        Direct Extension          Direct Toll Free Ext
                         Peak      Offpeak          Peak       OffPeak
--------------------------------------------------------------------------------
           1           $0.1000     $0.1000        $0.1080      $0.1080
           2           $0.1640     $0.1640        $0.1840      $0.1840
--------------------------------------------------------------------------------

See LATA Group Descriptions. Group 2 rates are not eligible for Discount 2.

New Customer Promotion
Discount 1

--------------------------------------------------------------------------------
      Discount 1 Monthly       Direct Extension         Dedicated Toll Free Ext
       Volume of Service       Peak     Offpeak            Peak      OffPeak
--------------------------------------------------------------------------------
       $0       +              25.0%     25.0%             25.0%     25.0%
--------------------------------------------------------------------------------

For dedicated Network Extension Service (Direct Extension and Direct Toll Free Extension), Customer will be eligible for the New Customer Promotion Discount 1 above (applied to the interstate base rate usage) for all existing accounts and new accounts that were not dedicated access users on the Sprint network for the six (6) months immediately preceding receipt of order. Any new accounts that were dedicated access users on the Sprint network for the six (6) months preceding receipt of order will be billed in a separate billing product hierarchy level and will not receive the New Customer Promotion discount.

Discount 2

--------------------------------------------------------------------------------
      Monthly Volume of Carrier   Direct Extension     Direct Toll Free Ext
          Transport Service       Peak     Offpeak      Peak        OffPeak
--------------------------------------------------------------------------------
               $0 - $249,999       0.0%      0.0%       0.0%          0.0%
         $250,000 - $499,999      31.4%     31.4%      32.0%         32.0%
         $500,000 - $749,999      32.7%     32.7%      32.6%         32.6%
         $750,000 +               33.4%     33.4%      33.5%         33.5%
--------------------------------------------------------------------------------


                             Proprietary Information
                                   RESTRICTED

                                 Attachment C-3

     Interstate Connect One Plus, Connect Toll Free, Connect FONCARD, Direct
             Extension, and Direct Toll Free Extension LATA Groups

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
120   Maine               350     Green Bay, WI        486      Shreveport, LA        654      Cheyenne, WY
122   New Hampshire       352     Eau Claire, WI       488      Lafayette, LA         656      Denver, CO
124   Vermont             354     Madison, WI          490      New Orleans, LA       658      Colorado Spgs,CO
126   Springfield, MA     356     Milwaukee, WI        492      Baton Rouge, LA       660      Utah
128   Boston, MA          358     Chicago, IL          520      St Louis, MO          664      New Mexico
130   Rhode Island        360     Rockford, IL         521      Columbia, MO          666      Phoenix, Az
132   New York Metro      362     Cairo, IL            522      Springfield, MO       668      Tucson, Az
133   Poughkeepsie, NY    364     De Kalb, IL          524      Kansas City, MO       670      Eugene, OR
134   Albany, NY          366     Bloomington, IL      526      Fort SmiTh, AR        672      Portland, OR
136   Syracuse, NY        368     Peoria, IL           528      Little Rock, AR       674      Seattle, WA
138   Binghampton,NY      370     Champ.-Urban, IL     530      Pine Bluff, AR        676      Spokane, WA
140   Buffalo, NY         374     Springfield, IL      532      Wichita, KS           720      Reno, NV
220   Atlantic City, NJ   376     Quincy, IL           534      Topeka, KS            721      Las Vegas, NV
222   Trenton, NJ         420     Asheville, NC        536      Oklahoma City, OK     722      San Francisco, CA
224   Newark, NJ          422     Charlotte, NC        538      Tulsa, OK             724      Chico, CA
226   Capital, PA         424     Greensboro, NC       540      El Paso, TX           726      Sacramento, CA
228   Philadelphia, PA    426     Raleigh, NC          542      Midland, TX           728      Fresno, CA
230   Altoona, PA         428     Wilmington, NC       544      Lubbock TX            730      Los Angeles, CA
232   Northeast PA        430     Greenville, SC       546      Amarillo, TX          732      Sari Diego, CA
234   Pittsburgh, PA      432     Florence, SC         548      Wichita Falls, TX     734      Bakersfield, CA
236   Washington, DC      434     Columbia, SC         550      Abilene, TX           736      Monterey, CA
238   Baltimore, MD       436     Charleston, SC       552      Dallas, TX            738      Stockton, CA
240   Hagerstown, MD      438     Atlanta, GA          554      Longview, TX          740      San Luis Ob., CA
242   Salisbury, MD       440     Savannah, GA         556      Waco-Temple, TX       920      Connecticut
244   Roanoke, VA         442     Augusta, GA          558      Austin, TX            922      Cincinnati, OH
246   Culpepper, VA       444     Albany, GA           560      Houston, TX           923      Lima-Mansfield, OH
248   Richmond, VA        446     Macon, GA            562      Beaumont, TX          924      Erie, PA
250   Lynchburg, VA       448     Pensacola, FL        564      Corpus Christi, TX    927      Harrisonburg, VA
252   Norfolk, VA         450     Panama City, FL      566      San Antonio, TX       928      Charlottesville, VA
254   Charleston, WV      452     Jacksonville, FL     568      Brownsville, TX       937      Richmond, IN
256   Clarksburg, WV      454     Gainsville, FL       570      Bryan, TX             938      Terre Haute, IN
320   Cleveland, OH       456     Daytona Beach, FL    620      Rochester, MN         939      Ft. Myers, FL
322   Youngstown, OH      458     Orlando, FL          624      Duluth, MN            949      Fayetteville, NC
324   Columbus, OH        460     Miami, FL            626      St Cloud, MN          951      Rocky Mount, NC
325   Akron, OH           462     Louisville, KY       628      Minneapolis, MN       952      Tampa, FL
326   Toledo, OH          464     Owensboro, KY        630      Sioux City, IA        953      Tallahasse, FL
328   Dayton, OH          466     Winchester, KY       632      Des Moines, IA        956      Bristol/JoCty,TN
330   Evansville, IN      468     Memphis, TN          634      Davenport, IA         958      Lincoln, NE
332   South Bend, IN      470     Nashville, TN        635      Cedar Rapids, IA      960      Coeur D'Alene, ID
334   Auburn/Hunt, IN     472     Chattanooga, TN      636      Fargo-Brainerd, ND    961      San Angelo, TX
336   Indianapolis, IN    474     Knoxville, TN        638      Bismark, ND           973      Palm Springs, CA
338   Bloomington, IN     476     Birmingham, AL       640      Sioux Falls, SD       974      Rochester, NY
340   Detroit, MI         477     Huntsville, AL       644      Omaha, NE             976      Mattoon, IL
342   Marquette, MI       478     Montgomery, AL       646      Grand Island, NE      977      Macomb, IL
344   Saginaw, MI         480     Mobile, AL           648      Great Falls, MT       978      Olney, IL
346   Lansing, Ml         482     Jackson, MS          650      Billings, MT
348   Grand Rapids, MI    484     Biloxi, MS           652      Boise, ID

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

820   Puerto Rico         870     CNMI                 963      Kalispell, MT
822   U.S. Virgin Is      871     Guam                 980      Navajo Terr., AZ
832   Alaska              921     Fishers Is., NY      981      Navajo Terr., UT
834   Hawaii              929     Edinburg, VA                  ALL OTHERS
                          932     Bluefield, WV


                             PROPRIETARY INFORMATION
[LOGO] Sprint                      RESTRICTED

                                 Attachment C-4

Interstate Carrier Dedicated Service

Base Rates

--------------------------------------------------------------------------------
                               Direct                 Direct Toll Free
        LATA Group         Peak      Offpeak           Peak      OffPeak
--------------------------------------------------------------------------------
            All          $0.0500     $0.0460         $0.0550     $0.0510
            836          $0.1200     $0.1200         $0.1350     $0.1350
--------------------------------------------------------------------------------

Direct and Direct Toll Free LATA 836 (Wake and Midway Island) rates are not eligible for Discount 2.

Discount 1: The above listed base rates are not eligible for any tariff or contractual discount 1s.

--------------------------------------------------------------------------------
  Discount 1 Monthly           Direct                 Direct Toll Free
   Volume of Service       Peak      Offpeak           Peak      OffPeak
--------------------------------------------------------------------------------
    $0       +             0.0%       0.0%             0.0%       0.0%
--------------------------------------------------------------------------------

Discount 2

--------------------------------------------------------------------------------
    Monthly Volume of Carrier           Direct             Direct Toll Free
        Transport Service          Peak       Offpeak     Peak      OffPeak
--------------------------------------------------------------------------------
             $0 - $249,999          0.0%        0.0%       0.0%      0.0%
       $250,000 - $499,999         57.0%       57.6%      56.4%      56.8%
       $500,000 - $749,999         60.0%       60.9%      59.1%      59.8%
       $750,000 +                  61.0%       62.0%      60.0%      60.7%
--------------------------------------------------------------------------------


                             Proprietary Information
                                   RESTRICTED

                                 Attachment C-5

Interstate Directory Assistance

Base Rates

--------------------------------------------------------------------------------
     States           Direct         Direct Extension        Connect One Plus
--------------------------------------------------------------------------------
      ALL             $0.65              $0.58                    $0.58
--------------------------------------------------------------------------------

Connect One Plus and Direct Network Extension Directory Assistance rates not eligible for Discounts

Discount 1

--------------------------------------------------------------------------------
                                          Interstate DA
   Discount 1 Monthly    -------------------------------------------------------
   Volume of Service        Direct        Direct Extension     Connect One Plus
--------------------------------------------------------------------------------
     $0     +                 5%                0%                    0%
--------------------------------------------------------------------------------

Discount 2

--------------------------------------------------------------------------------
                                                   Direct
      Monthly Volume of         ------------------------------------------------
  Carrier Transport Service        Group 1         Group 2         Group 3
--------------------------------------------------------------------------------
           $0 - $249,999              0%              0%              0%
     $250,000 - $499,999             38%             32%             24%
     $500,000 - $749,999             40%             234             126
     $750,000 +                      42%             36%             28%
--------------------------------------------------------------------------------

Group: 1 CA, CT, IL, IN, MA, ME, NH, NY, NV, OH, RI, VT, WI

Group: 2 AL, AZ, CO, FL, GA, HI, IA, ID, KY, LA, MN, MS, MT, NC, ND, NE, NM, OR, SC, SD, TN, UT, WA, WY

Group: 3 AR, CN, DC, DE, GU, KS, MD, MI, MO, NJ, OK, PA, TX, VA, WV


                             Proprietary Information
                                   RESTRICTED

                                 Attachment C-6

Canada Terminating Service

Base Rates

---------------------------------------------------------------------------------------------------------------------
                         Connect One Plus       Direct Extension             Direct                Connect FONcard
      Canada NPA's        Peak     OffPeak      Peak       OffPeak      Peak        OffPeak       Peak        OffPeak
---------------------------------------------------------------------------------------------------------------------
         ALL            $0.2000    $0.1800    $0.1700      $0.1450     $0.1400      $0.1200      $0.2300      $0.2300
---------------------------------------------------------------------------------------------------------------------

Discount 1: The above listed base rates are not eligible for any tariff or contractual discount 1s.

Discount 2

-----------------------------------------------------------------------------------------------------------------------
    Monthly Volume of          Connect One Plus         Direct Extension           Direct              Connect FONcard
Carrier Transport Service      Peak       OffPeak      Peak        OffPeak     Peak       OffPeak     Peak      OffPeak
-----------------------------------------------------------------------------------------------------------------------
         $0 - $249,999         0.0%         0.0%       0.0%         0.0%       0.0%        0.0%       0.0%       0.0%
   $250,000 - $499,999        20.0%        20.0%       26.0%        26.0%      26.0%       26.0%      0.0%       0.0%
   $500,000 - $749,000        26.0%        26.0%       28.0%        28.0%      28.0%       28.0%      0.0%       0.0%
   $750,000 +                 27.0%        27.0%       29.0%        29.0%      29.0%       29.0%      0.0%       0.0%
-----------------------------------------------------------------------------------------------------------------------

Canada Originating Service

Base Rates

----------------------------------------------------------------------------------------------------------------------
                        Connect Toll Free        Direct Toll Free Ext         Direct Toll Free       Direct FONcard
   Canada NPA's         Peak      OffPeak        Peak        OffPeak         Peak      OffPeak      Peak      OffPeak
----------------------------------------------------------------------------------------------------------------------
       ALL             $0.3800     $0.3800       $0.3500      $0.3500        $0.3000    $0.3000     $0.3800    $0.3800
----------------------------------------------------------------------------------------------------------------------

Discount 1: The above listed base rates are not eligible for any tariff or contractual discount 1s.

Discount 2

----------------------------------------------------------------------------------------------------------------------
    Monthly Volume of          Connect Toll Free      Direct Toll Free Ext     Direct Toll Free       Direct FONcard
Carrier Transport Service      Peak      OffPeak      Peak        OffPeak     Peak      OffPeak      Peak      OffPeak
----------------------------------------------------------------------------------------------------------------------
         $0 - $249,999          0.0%        0.0%       0.0%         0.0%       0.0%       0.0%       0.0%        0.0%
   $250,000 - $499,999         20.0%       20.0%      20.0%        20.0%      20.0%      20.0%       0.0%        0.0%
   $500,000 - $749,999         22.0%       22.0%      22.0%        22.0%      22.0%      22.0%       0.0%        0.0%
   $750,000 +                  24.0%       24.0%      24.0%        24.0%      24.0%      24.0%       0.0%        0.0%
-----------------------------------------------------------------------------------------------------------------------


                             Proprietary Information
                                   RESTRICTED

                                Attachment C-7

Mexico Terminating Service

Base Rates - Domestic Element

-------------------------------------------------------------------------------------------
                Connect One Plus            Direct Extension                 Direct
 Milage          Peak       OffPeak        Peak        OffPeak          Peak        OffPeak
-------------------------------------------------------------------------------------------
   ALL         $0.0000      $0.0000       $0.0000      $0.0000         $0.0000      $0.0000
-------------------------------------------------------------------------------------------

Base Rates - International Element

----------------------------------------------------------------------------------------------------
                       Connect One Plus             Direct Extension                  Direct
 Mexico Rate Step    Peak         OffPeak        Peak           OffPeak         Peak         OffPeak
----------------------------------------------------------------------------------------------------
        1          $0.3100        $0.2680       $0.2600         $0.2180        $0.2300       $0.1880
        2          $0.3100        $0.2680       $0.2600         $0.2180        $0.2300       $0.1880
        3          $0.3100        $0.2680       $0.2600         $0.2180        $0.2300       $0.1880
        4          $0.4800        $0.4190       $0.4300         $0.3690        $0.4000       $0.3390
        5          $0.4800        $0.4190       $0.4300         $0.3690        $0.4000       $0.3390
        6          $0.4800        $0.4190       $0.4300         $0.3690        $0.4000       $0.3390
        7          $0.4800        $0.4190       $0.4300         $0.3690        $0.4000       $0.3390
        8          $0.4800        $0.4190       $0.4300         $0.3690        $0.4000       $0.3390
----------------------------------------------------------------------------------------------------

Mexico Rate Steps are defined in Sprint FCC Tariff #2.

Discount 1 The above listed base rates are not eligible for any tariff or contractual discount 1s.

Discount 2 The above listed base rates are not eligible for any tariff or contractual discount 2s.

Mexico Terminating FONcard

Base Rates

------------------------
     Connect FONcard
     Peak     OffPeak
------------------------
    $0.9800   $0.7400
------------------------

Mexico Terminating FONcard rates not eligible for discounts


                             Proprietary Information
                                   RESTRICTED

                                Attachment C-8

Mexico Originating Service

Base Rates

-----------------------------------------------------------------------------------------------
                      Connect Toll Free        Direct Toll Free Ext          Direct Toll Free
Mexico Zone #        Peak       OffPeak        Peak          OffPeak        Peak        OffPeak
-----------------------------------------------------------------------------------------------
            1       $0.5600     $0.4200       $0.5600        $0.4200       $0.5600      $0.4200
            2       $0.4300     $0.3300       $0.4300        $0.3300       $0.4300      $0.3300
            3       $1.1600     $0.8700       $1.1600        $0.8700       $1.1600      $0.8700
            4       $1.6400     $1.2000       $1.6400        $1.2000       $1.6400      $1.2000
-----------------------------------------------------------------------------------------------

US Rate Area and Mexico Rate Zone are defined in Sprint FCC Tariff #2.

Discount 1 The above listed base rates are not eligible for any tariff or contractual discount 1s.

Discount 2

-------------------------------------------------------------------------------------------------------
  Monthly Volume of           Connect Toll Free        Direct Toll Free Ext          Direct Toll Free
Carrier Transport Service    Peak       OffPeak        Peak          OffPeak        Peak        OffPeak
-------------------------------------------------------------------------------------------------------
      $0 - $249,999          0.0%        0.0%          0.0%           0.0%          0.0%         0.0%
$250,000 - $499,999          0.0%        0.0%          0.0%           0.0%          7.0%         7.0%
$500,000 - $749,999          0.0%        0.0%          0.0%           0.0%          8.0%         8.0%
$750,000 +                   0.0%        0.0%          0.0%           0.0%          9.0%         9.0%
-------------------------------------------------------------------------------------------------------

Mexico Originating FONcard

Base Rates

---------------------
   Connect FONcard
  Peak       OffPeak
---------------------
  $1.48      $1.25
---------------------

Mexico Originating FONcard rates not eligible for discounts


                             Proprietary Information
                                   RESTRICTED
                                       23